Page 1 of 1     CUSIP No. 719427106

Exhibit 24.1
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CONFIRMING STATEMENT
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      This Statement confirms that the undersigned has authorized and designated Charles M.
B. Goldman and Scott P. Scharfman, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 and Schedule 13D (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Physicians Formula
Holdings, Inc.  The authority of Charles M. B. Goldman and Scott P. Scharfman under this Statement shall continue until the undersigned is no longer required to file any of Forms 3, 4 and 5 and
Schedule 13D with regard to the undersigned's ownership of or transactions in securities of
Physicians Formula Holdings, Inc. unless earlier revoked in writing.  The undersigned acknowledges that Charles M. B. Goldman and Scott P. Scharfman are not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

/s/ Thomas E. Lynch
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Thomas E. Lynch

Dated:  November 10, 2008